Exhibit 21.1

SIGNIFICANT SUBSIDIARIES

Organized Under the Laws of

Agilent Technologies World Trade, Inc.	Delaware

Agilent LED International	California

American Holographic Inc.	Delaware

J&W Holding Corporation	California

LA Facilities, LLC	Delaware

Objective Systems Integrators, Inc.	Delaware

Safco Technologies, Inc.	Illinois

Agilent Technologies Inter-Americas, Inc.	Delaware

Agilent Technologies Brasil Ltda.	Brazil

J&W Scientific Incorporated	Delaware

Safco Technologies International, Inc.	Delaware

Objective Systems Integrators, PTY LTD	Australia

Objective Systems Integrators, S.A. de C.V.	Mexico

Agilent Technologies Australia Pty Ltd	Australia

Agilent Technologies Portugal, Unipessoal Limitada	Portugal

Agilent Technologies LLC	Russia

Agilent Technologies Taiwan Ltd.	Taiwan

Agilent Technologies Belgium S.A./N.V.	Belgium

Agilent Technologies Canada Inc.	Canada

Agilent Technologies Holding	France

Agilent Technologies UK Limited	England & Wales

Agilent Technologies Ireland Limited	Ireland

Agilent Technologies Italia S.p.A.	Italy

Agilent Technologies Microwave Products (M) Sdn. Bhd.	Malaysia

Agilent Technologies Mexico, S.de R.L. de C.V.	Mexico

Agilent Technologies International B.V.	Netherlands

Agilent Technologies Netherlands Investments B.V.	Netherlands

Agilent Technologies Singapore (Sales) Pte Ltd	Singapore

Agilent Technologies Singapore Vision Operation Pte Ltd	Singapore

Agilent Technologies Rhone SarL	Switzerland

Dynamic Digital Technology Private Limited	India

Agilent Technologies France SAS	France

Agilent Technologies Japan, Ltd.	Japan

Yokogawa Analytical Systems, Inc.	Japan

Agilent Technologies Company Limited	China

Agilent Technologies Sweden Holding AB	Sweden

Agilent Technologies Cayman Islands Inc.	Cayman Islands

Agilent Technologies Holdings SARL	Switzerland

Agilent Technologies (Malaysia) Sdn. Bhd.	Malaysia

Agilent Technoloiges International SARL	Switzerland

Agilent Technologies Coordination Center S.C./C.V.	Belgium

Agilent Technologies Singapore Pte. Ltd.	Singapore

Agilent Technologies Deutschland Holding GmbH	Germany

Agilent Technologies Deutschland Alpha GmbH	Germany

Agilent Technologies Sanigi B.V.	Netherlands

Agilent Technologies Deutschland GmbH	Germany

Agilent Technologies Ireland Finance Limited	Ireland

Agilent Technologies Deutschland GmbH & Co. Immobilien KG	Germany

Libra (Syscom) Limited	Scotland

MVT Limited	Ireland

MVT (JPY) Limited	Ireland

MV Technology Limited	Ireland